UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure.

On December 8, 2022, Blue Apron Holdings, Inc. (the “Company”) issued a press release regarding certain business updates, including the status of funding from affiliates of Mr. Joseph Sanberg (an existing holder of the Company’s Class A common stock), as well as the Company’s liquidity position and expense reduction initiatives (including as described in Item 8.01 below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Private Placement Funding Update

As previously disclosed, on April 29, 2022, the Company and RJB Partners LLC (“RJB”), an affiliate of Mr. Sanberg, entered into a Purchase Agreement, which was subsequently amended by Amendment No. 1 thereto on August 7, 2022 and by Amendment No. 2 thereto on September 7, 2022 (as amended, the “Purchase Agreement”), pursuant to which RJB agreed to purchase from the Company (i) 1,666,667 shares of the Company’s Class A common stock (the “Initial PIPE Shares”) for an aggregate purchase price of $20.0 million and (ii) 10,000,000 shares of the Company’s Class A common stock (the “Subsequent PIPE Shares”) for an aggregate purchase price of $56.5 million (the “Outstanding Obligated Amount”). Mr. Sanberg has agreed to guarantee the payment of RJB’s payment obligations under the Purchase Agreement. On April 29, 2022, the Initial PIPE Shares transaction closed. The Subsequent PIPE Shares transaction has not yet closed. In addition, additional amounts are owed to the Company by an affiliate of Mr. Sanberg under a gift card sponsorship agreement (the “Gift Card Obligations”).

On November 6, 2022, the Company and Remember Bruce, LLC (“Pledgor”), an affiliate of Mr. Sanberg, entered into a Guaranty and Pledge Agreement (the “Pledge Agreement”) pursuant to which Pledgor (i) agreed to guarantee the payment of the Outstanding Obligated Amount and (ii) to secure its obligation to pay the Outstanding Obligated Amount, granted the Company a security interest in Pledgor’s equity interests in securities (the “Pledged Shares”) of certain privately-held issuers (the “Pledged Entities”), the certificates (if any) representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, the “Pledged Collateral”).

Because the Outstanding Obligated Amount remains unpaid after November 30, 2022, the Company is permitted to exercise remedies in respect to the Pledged Shares. In particular, the Company has the right to foreclose on the Pledged Shares and the Company is evaluating its options to monetize the Pledged Shares. Because the Pledged Entities are privately held, there is no public trading market for the Pledged Shares. As a result, the value of the Pledged Shares could be less than the Outstanding Obligated Amount, and, if the Company seeks to foreclose upon the Pledged Shares to satisfy Pledgor’s obligation to pay the Outstanding Obligated Amount, the proceeds of any private sale of the Pledged Shares, to the extent any such private sale is permissible and effected subject to regulatory and contractual limitations that may apply, may be less than could have been obtained from a sale in a public trading market and may be less than the Outstanding Obligated Amount.

The foregoing descriptions of the Purchase Agreement, Amendment No. 1 and Amendment No. 2 are qualified in their entirety by reference to the full text of the documents, copies of which are filed, respectively, as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2022, Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 8, 2022 and Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on November 7, 2022. The Company intends to file the Pledge Agreement with its Annual Report on Form 10-K for the year ended December 31, 2022.

Expense Management and Liquidity Update

On December 8, 2022, the Company announced a reduction in personnel to support its strategic priorities. This action resulted in a reduction of approximately 10% of the Company’s total corporate workforce, inclusive of both current and vacant roles. As a result of this action, the Company expects to incur approximately $1.2 million in employee-related expenses, primarily consisting of severance payments, substantially all of which will result in cash expenditures. The Company expects to recognize such expenses in the fourth quarter of 2022.

With the proceeds received to date from the Company’s current at-the-market program, its ability to achieve certain anticipated cost savings described in the Press Release attached as Exhibit 99.1 to this Current Report on Form 8-K, and working capital management, the Company believes it has sufficient cash flow to maintain compliance under its minimum liquidity covenant in the first quarter of 2023.

In addition, if the Company receives the Outstanding Obligated Amount (or the equivalent value from the Pledged Collateral) and the Gift Card Obligations, receives the full proceeds from its current at-the-market program, and achieves the anticipated benefits of up to approximately $50.0 million of cost savings from expense management measures in 2023, the Company believes it will have sufficient cash flow to maintain compliance under its minimum liquidity covenant into 2024.

The Company continues to work with its financial advisors to evaluate financing and other alternatives, in addition to being in discussions with its lenders.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated December 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this Current Report on Form 8-K are only predictions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities; the sufficiency of the company’s cash resources and ability to operate as a going concern in the event that the Sanberg private placement and the related party gift card transaction described in this Current Report on Form 8-K do not close or the company is unable to realize the anticipated benefits from identified, and to be identified, expense reductions or alternative financing options are not identified and consummated or the Company is unable to raise sufficient funds from its at-the-market program, the company’s expectations regarding its expenses and revenue, the company’s ability to foreclose upon the pledged securities securing the Sanberg private placement obligation in a private or other sale and receive proceeds sufficient to satisfy amounts owed to the company from Mr. Sanberg’s affiliates, the outcome of discussions with the company’s lenders in the event the company breaches a covenant under the company’s note purchase agreement; the company’s ability, including the timing and extent, to sufficiently manage costs and to fund investments in its operations in amounts necessary to maintain compliance with financial and other covenants under the company’s indebtedness, while continuing to support the execution of its strategy on its anticipated timelines; the company’s ability, including the timing and extent, to successfully support the execution of its strategy , the company’s ability to cost-effectively attract new customers and retain existing customers, including its ability to sustain any increase in demand, and its ability to continue to expand its product offerings and distribution channels, the company’s ability to sustain any increase in demand and/or the company’s ability to continue to execute operational efficiency practices; the company’s expectations regarding, and the stability of, its supply chain, including potential shortages, interruptions or continued increased costs in the supply or delivery of ingredients, and parcel and freight carrier interruptions or delays and/or higher freight or fuel costs, as a result of inflation or otherwise; the company’s ability to invest in marketing; changes in consumer behaviors, tastes and preferences that could lead to changes in demand, including as a result of, among other things the impact of inflation or other macroeconomic factors, and to some extent, long-term impacts on consumer behavior and spending habits; the company’s ability to attract and retain qualified employees and personnel in sufficient numbers; the company’s ability to effectively compete; the company’s ability to maintain and grow the value of its brand and reputation; any material and adverse impact of any resurgences and/or new variants of the COVID-19 virus on the company’s operations and results, such as challenges in employee recruiting and retention, any prolonged closures, or series of temporary closures, of one or both of its fulfillment centers, supply chain or carrier interruptions or delays, and any resulting need to cancel or shift customer orders; the company’s ability to achieve its environmental, sustainability and corporate governance goals on its anticipated timeframe, if at all; the company’s ability to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; the company’s ability to comply with modified or new laws and regulations applying to its business, or the impact that such compliance may have on its business; the company’s vulnerability to adverse weather conditions, natural disasters, wars, and public health crises, including pandemics; the company’s ability to protect the security and integrity of its data and protect against data security risks and breaches; the company’s ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 9, 2022, the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 8, 2022, and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 7, 2022 and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of any new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: December 8, 2022	By:	/s/ Mitchell Cohen
Mitchell Cohen
Interim Chief Financial Officer and Treasurer